As filed with the Securities and Exchange Commission on March 18, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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Heat Biologics, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware	2836	26-2844103
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

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801 Capitola Drive

Durham, North Carolina 27713

(919) 240-7133

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Jeffrey Wolf

Chief Executive Officer and

Chairman of the Board of Directors

Heat Biologics, Inc.

801 Capitola Drive

Durham, North Carolina 27713

(919) 240-7133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Leslie Marlow, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, New York 10174 (212) 907-6457	John D. Hogoboom, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (212) 262-6700

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑   333-209079

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

The registrant is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended. This registration statement complies with the requirements that apply to an issuer that is an emerging growth company.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

Common Stock, $0.0002 par value (2)
Warrants to purchase shares of common stock (2)(3)
Shares of common stock issuable upon exercise of the Warrants (2)(3)
Total	$2,275,000	$229.09 (4)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Included in the registration fee paid for the common stock pursuant to Rule 457(o) and Rule 457(g)
(4)

The Registrant previously registered $11,375,000 in aggregate offering price of its common stock, warrants and shares of its common stock underlying the warrants on its Registration Statement (the “Initial Registration Statement”) on Form S-1 (333-209079), which was declared effective on March 17, 2016. The Registrant previously paid a registration fee of $1,448 in respect of the Initial Registration Statement. All registration fees have been previously paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and an opinion of counsel regarding the legality of the securities being registered and a related consent and the consent of the Company’s independent registered public accounting firm. This registration statement relates to our registration statement on Form S-1 (File No 333-209079), as amended, and including the exhibits and power of attorney thereto (the “Initial Registration Statement”), initially filed by the Company on January 21, 2016 and declared effective by the Securities and Exchange Commission on March 17, 2016.  We are filing this registration statement for the sole purpose of increasing the proposed maximum offering price of the securities offered by us by $2,275,000 under Rule 462(b). Pursuant to Rules 462(b), the contents of the Initial Registration Statement, including the exhibits thereto, are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, March 18, 2016.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act 1933, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Wolf	Chief Executive Officer,	March 18, 2016
Jeffrey Wolf	President and Chairman (Principal Executive Officer)

/s/ Timothy Creech	Chief Financial Officer	March 18, 2016
Timothy Creech	(Principal Financial and Accounting Officer)

*	Director	March 18, 2016
John Monahan, Ph.D.

*	Director	March 18, 2016
Michael Kharitonov, Ph.D.

*	Director	March 18, 2016
Louis C. Bock

*	Director	March 18, 2016
Paul Belsky, MD

*	Director	March 18, 2016
Edward B. Smith

*By:	/s/ Jeffrey Wolf
Jeffrey Wolf
Attorney-in-Fact

II-1

EXHIBIT INDEX

Exhibit No.	Description

5.1	Legal Opinion of Gracin & Marlow, LLP

23.1	Consent of Independent Registered Public Accounting Firm (BDO USA, LLP)

23.2	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-209079) filed with the SEC on January 21, 2016, and incorporated herein by reference.